Exhibit 99.1

K&S Corporate Headquarters Kulicke & Soffa Pte Ltd 23A Serangoon North Ave 5 #01-01, Singapore 554369
+65-6880-9600 main +65-6880-9580 fax www.kns.com Co. Regn. No. 199902120H

Kulicke & Soffa Reports First Quarter 2017 Results

Singapore – February 2, 2017 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa”, “K&S” or the “Company”) today announced results for its first fiscal quarter ended December 31, 2016.

Quarterly Results
	Fiscal Q1 2017	Change vs. Fiscal Q1 2016	Change vs. Fiscal Q4 2016
Net Revenue	$149.6 million	up 37.9%	up 2.6%
Gross Profit	$68.3 million	up 35.5%	up 2.5%
Gross Margin	45.7%	down 80 bps	-
Income from Operations	$17.3 million	up 1113.5%	up 341.6%
Operating Margin	11.5%	up 1310 bps	up 880 bps
Net Income	$15.6 million	up 17224.2%	up 50.9%
Net Margin	10.4%	up 1050 bps	up 330 bps
EPS – Diluted	$0.22	up 100.0%	up 46.7%

Dr. Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, “These strong results, representing a 38% top-line improvement over the same period one year ago, helped drive the strongest December quarter EPS in 8 years. This improvement is largely related to a strengthening environment within our core wire, wedge and consumables businesses facilitated through significant alignment with memory, automotive and industrial applications."

First Quarter Fiscal 2017 Key Product Trends

•	Ball bonder equipment net revenue increased by 5.1% over the September quarter.

•	Wedge bonder equipment net revenue increased by 35.7% over the September quarter.

First Quarter Fiscal 2017 Financial Highlights

•	Net revenue of $149.6 million.

•	Gross margin of 45.7%.

•	Net income of $15.6 million or $0.22 per share.

•	Cash and cash equivalents were $577.4 million as of December 31, 2016.

•	7.9 million shares had been repurchased since the stock repurchase program's August 2014 initiation, equivalent to 10.1% of weighted average shares outstanding at the program's inception.

Second Quarter Fiscal 2017 Outlook

The Company currently expects net revenue in the second fiscal quarter of 2017 ending Apr 1, 2017 to be approximately $185 million to $195 million.
Looking forward, Dr. Fusen Chen commented, "After several lower semiconductor unit growth years, our near term outlook coupled with healthy ball bonding utilization rates provides further support to our business outlook. In addition to advanced packaging, we continue to be well positioned to benefit from many near-term opportunities throughout our core ball and wedge bonding solutions supporting automotive, memory and industrial applications."

Earnings Conference Call Details

A conference call to discuss these results will be held today, February 2, 2017, beginning at 8:00 am (EST). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through February 9, 2017 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13656293. A webcast replay will also be available at investor.kns.com.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor packaging and electronic assembly solutions supporting the global automotive, consumer, communications, computing and industrial segments. As a pioneer in the semiconductor space, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions and organic development, adding advanced packaging, electronics assembly, wedge bonding and a broader range of expendable tools to its core offerings. Combined with its extensive expertise in process technology and focus on development, K&S is well positioned to help customers meet the challenges of packaging and assembling the next-generation of electronic devices (www.kns.com).

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, replacement demand, our research and development efforts, our ability to control costs, and our ability to identify and realize new growth opportunities within segments, such as automotive and industrial as well as surrounding technology adoption such as system in package and advanced packaging techniques. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; the risk that identified market opportunities may not grow or developed as we anticipated; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2016 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations & Strategic Initiatives
P: +1-215-784-7500
P: +31-40-272-3016
F: +1-215-784-6180

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended
	December 31, 2016	January 2, 2016
Net revenue	$149,639	$108,534
Cost of sales	81,321	58,113
Gross profit	68,318	50,421

Operating expenses:
Selling, general and administrative	28,009	24,364
Research and development	21,505	24,194
Amortization of intangible assets	1,523	1,666
Restructuring	—	1,902
Total operating expenses	51,037	52,126
Income / (loss) from operations	17,281	(1,705)
Other income (expense):
Interest income	1,172	622
Interest expense	(262)	(273)
Income from operations before income taxes	18,191	(1,356)
Income tax expense / (benefit)	2,608	(1,265)
Net income / (loss)	$15,583	$(91)

Net income per share:
Basic	0.22	—
Diluted	0.22	—

Weighted average shares outstanding:
Basic	70,854	70,738
Diluted	71,763	70,738

	Three months ended
Supplemental financial data:	December 31, 2016	January 2, 2016
Depreciation and amortization	$3,944	$4,051
Capital expenditures	2,229	1,394
Equity-based compensation expense:
Cost of sales	141	128
Selling, general and administrative	2,734	(770)
Research and development	727	704
Total equity-based compensation expense	$3,602	$62

	As of
	December 31, 2016	January 2, 2016
Backlog of orders [1]	$86,676	$83,203
Number of employees	2,827	2,486

1.	Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	December 31, 2016	October 1, 2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$577,426	$547,907
Accounts and other receivable, net of allowance for doubtful accounts of $206 and $506 respectively	118,095	130,455
Inventories, net	83,792	87,295
Prepaid expenses and other current assets	14,348	15,285
TOTAL CURRENT ASSETS	793,661	780,942

Property, plant and equipment, net	49,635	50,342
Goodwill	81,272	81,272
Intangible assets	49,287	50,810
Other assets	18,905	19,078
TOTAL ASSETS	$992,760	$982,444

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$46,349	$41,813
Accrued expenses and other current liabilities	55,865	63,954
Income taxes payable	12,996	12,830
TOTAL CURRENT LIABILITIES	115,210	118,597

Financing obligation	15,579	16,701
Deferred income taxes	28,434	27,697
Other liabilities	13,068	12,931
TOTAL LIABILITIES	172,291	175,926

SHAREHOLDERS' EQUITY
Common stock, no par value	502,561	498,676
Treasury stock, at cost	(139,407)	(139,407)
Retained earnings	465,558	449,975
Accumulated other comprehensive loss	(8,243)	(2,726)
TOTAL SHAREHOLDERS' EQUITY	820,469	806,518

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$992,760	$982,444

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended
	December 31, 2016	January 2, 2016
Net cash provided by operating activities	$30,049	$7,694
Net cash used in investing activities, continuing operations	(2,659)	(1,612)
Net cash provided by / (used in) financing activities, continuing operations	142	(12,425)
Effect of exchange rate changes on cash and cash equivalents	1,987	664
Changes in cash and cash equivalents	29,519	(5,679)
Cash and cash equivalents, beginning of period	547,907	498,614
Cash and cash equivalents, end of period	$577,426	$492,935